Exhibit 5.1
April 27, 2006
O2Diesel Corporation
100 Commerce Drive
Suite 301
Newark, Delaware 19713
     Re:      Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to O2Diesel Corporation (the “Company”) in the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (“Securities Act”), 25,551,009 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), for resale by certain selling stockholders listed on Exhibit A, which consists of (i) 2,630,928 shares of Common Stock issued in a private placement completed in two tranches on March 17, 2005 and May 20, 2005 pursuant to the several Subscription Agreements, between the Company and the several Subscribers named therein (the “1st Stage Subscription Agreements”); (ii) 1,158,716 shares of Common Stock issuable upon exercise of warrants granted to the several Subscribers pursuant to the 1st Stage Subscription Agreements (the “1st Stage Warrants,” and each a “1st Stage Warrant”); (iii) 4,497,204 shares of Common Stock issued in a private placement completed on June 10, 2005 pursuant to the several Subscription Agreements, between the Company and the several Subscribers named therein (the “2nd Stage Subscription Agreements”); (iv) 2,141,355 shares of common stock issuable upon exercise of the warrants granted to the several Subscribers pursuant to the 2nd Stage Subscription Agreements (the “2nd Stage Warrants,” and each a “2nd Stage Warrant”); (v) 4,842,105 shares of Common Stock issued in a private placement completed on October 24, 2005 pursuant to the Common Stock and Warrant Purchase Agreement, between the Company and Axwell Business N.A. (the “Common Stock Agreement”); (vi) 1,614,035 shares of Common Stock issuable upon exercise of warrants granted to an advisor in connection with the private placement completed on October 24, 2005 (the “Advisor Warrant”, and collectively with the 1st Stage Warrants and the 2nd Stage Warrant, the “Warrants,” and each a “Warrant”), (viii) 5,333,333 shares of Common Stock issued in a private placement completed on April 27, 2006 pursuant to the Common Stock and Warrant

O2Diesel Corporation
April 27, 2006

Purchase Agreement, by and between the Company and UBS AG, London. (the “UBS Agreement”); and (ix) 3,333,333 shares of Common Stock issued in a private placement completed on April 27, 2006 pursuant to the Common Stock and Warrant Purchase Agreement, by and between the Company and Standard Bank Plc (the “Standard Bank Agreement”).
     In our capacity as special counsel to the Company and for purposes of this opinion, we have examined the following (the “Documents”):
          (a) The Registration Statement;
          (b) The 1st Stage Subscription Agreements;
          (c) The 2nd Stage Subscription Agreements;
          (d) The Common Stock Agreement;
          (e) The UBS Agreement;
          (f) The Standard Bank Agreement;
          (g) The Warrants;
          (h) The Certificate of Incorporation of the Company, as certified by the Chief Executive Officer of the Company, as of the date hereof (the “Certificate”);
          (i) The Bylaws of the Company, as certified by the Chief Executive Officer of the Company, as of the date hereof (the “Bylaws”); and
          (j) The Resolutions of the Board of Directors, adopted on February 15, 2005, July 28, 2005, September 19, 2005 and April 10, 2006, as certified by the Chief Executive Officer of the Company, as of the date hereof (the “Resolutions”).
     The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

O2Diesel Corporation
April 27, 2006

     A. We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.
     B. In connection with all factual matters regarding the opinions set forth below, we have relied exclusively upon the certificates and other documents and information identified above. We have not verified any factual matters in connection with or apart from our review of such certificates and other documents, and, accordingly, we do not express any opinion or belief or make any representation as to matters that might have been disclosed by such verification.
     C. The opinions set forth herein are based on existing laws, ordinances, rules, regulations, and judicial and administrative decisions as they presently have been interpreted, and we can give no assurance that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.
     D. We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.
     E. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.
     F. We do not express any opinion as to matters arising under the laws of any jurisdiction other than United States federal laws and the General Corporation Law of the State of Delaware. We are not members of the Bar of the State of Delaware and have not obtained any opinions of local counsel. Insofar as the opinions expressed herein relate to matters of United States federal laws or regulations or to matters of the General Corporation Law of the State of Delaware, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

O2Diesel Corporation
April 27, 2006

     Based on the foregoing, upon the assumption that there have been no material changes in the Documents we have examined and the matters investigated referred to above, we are of the opinion that 18,951,368 shares of Common Stock included in the Registration Statement have been validly issued and are fully paid and nonassessable under the Delaware General Corporation Law as in effect on this date.
     Also based on the foregoing and subject to the qualifications set forth in the preceding paragraphs, we are of the opinion that the remaining 6,599,641 shares included in the Registration Statement, when issued upon exercise of the Warrants for legal consideration of not less than $0.0001 per share, will have been validly issued and will be fully paid and nonassessable under the Delaware General Corporation Law as in effect on this date.
     This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.
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     We hereby consent to your filing of this opinion as Exhibit 5 to the Registration Statement and to reference to our firm under the caption “Legal Matters” in the prospectus contained therein. By giving such consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Arnold & Porter LLP

By:	/s/ Kevin J. Lavin, Esq.

Kevin J. Lavin, Esq.

Exhibit A

Number of Shares
Name of Selling Shareholder	to be Registered

Alan Taylor	75,000
Alberto Incera Peña	10,500
ALEJANDRO SANZ	13,800
Antonio Reus de la Cruz	75,000
Arjuna Shanaka Gamage	52,500
ARMANDO RUBIO	6,750
BALDOMERO FALCONES	33,225
BAUMAN CONSULTORIA	27,000
BEATRIZ CARUANA	8,475
BENITO SANZ	16,950
BLACADER	18,750
CENTAURUS	179,813
COMPANIA ESPAÑOLA DE SEGUROS Y.
REASEGUROS DE CREDITO CAUCION	840,000
DOMOTICA MADRILEÑA	16,650
Douglas Allen	75,000
Emilio Roig Burrell	300,000
FERNANDO GA SERRANA	8,475
GAMBIT	18,150
George Spiliopoulos	15,000
GLORIA NARVAEZ	8,475
IGNACIO Ga POLAVIEJA	24,750
Isabel Casabayo Bonafat	750,000
Jonathan Potter	150,000
JORGE SANZ	50,100
Jose Luis Praderas	30,000
JOSE MANUEL ALVAREZ	8,475
JOSE Ma CARNERO	8,475
JOSE Ma PEREZ COZAR	16,575
Jose Sombrero Gomez	10,500
MANUEL CARUANA	8,475
Maria Cristina Di Cicco	21,428
Ma ANGELES JIMENEZ	8,475
Melchor Alorda Bauza	82,500
Mutualidad de Provision Social de la Policia	450,000
NADIR	20,588
NURIA RUEDA	8,475
REAL ESTATE DEALERS	22,500
Robert Eric Louis Cormier	85,715
SALVADOR DEL CAMPO	24,900
SYNC	19,200
Victor Manuel Gil Rodriguez	10,500
VIGIL	22,500
Wayne Margolin	120,000
William Allen	36,000
Alan Taylor	75,000
Alberto Domingo Piera	27,750
ALEJANDRO PASCUAL	8,175

O2Diesel Corporation
April 27, 2006

Number of Shares
Name of Selling Shareholder	to be Registered

ANA Ma HERNANDEZ	8,175
Antonio Jaume Sureda	120,000
Antonio Martinez de Carnero Sabate	33,428
Bernardo Fiol Pol	34,500
Bernat Fiol Cardona	34,500
Carmen Martos Delgado	30,000
Clear Channel Enterprises, Inc.	1,800,000
Commercial Titoya Rivers, S.A.	300,000
David Eric Friedland	214,500
Douglas Morton	750,000
Enrique Flores Robles	16,500
Ernesto Gomez Sanchez	34,500
Francisca Salva-Trobat	42,000
Francisco Borja Caruana	8,175
Gloria Pilar Sedo Roig	8,357
Gloria Roig Recasens	33,000
GMS International, Inc.	1,928,571
Jaime Crespi Rullan	30,000
Jaime Llambias Salva	142,500
Jonathan Lawrence	30,000
Jean-Eric Piat	107,144
Jose Llambias Salva	84,000
JUAN P PEREZ COZAR	165,750
Juan Ramon Garcia Garcia	30,000
Juan Ramon Garcia Ramis	30,000
Maria Leonor Peixe Godinho	37,500
Maria Pinyol Gil	33,428
Maria Rosa Oriol Albareda	33,428
Melchor Alorda Bauza	67,500
Montserrat Roig Recasens	33,428
Pablo Angel Carrallo	165,750
Ricardo Alonso Ponce	42,000
Robert Kaplan	30,000
Salvador Maimo Barcelo	69,000
Axwell Business SA	4,842,105
Guildford	1,614,035
UBS AG	5,333,333
Standard Bank Plc	3,333,333

Total:	25,551,009